Exhibit 10.1

Going beyond every day.™

September 6, 2023

Howard Horn

Re: Amendment No. 1 to Offer Letter

Dear Howard:

On behalf of Ultragenyx Pharmaceutical Inc. (“Ultragenyx” or the “Company”), I am pleased to present to you this Amendment No. 1 (this “Amendment”), which amends the Offer of Employment Letter Agreement with you dated June 22, 2023 (the “Offer Letter”) as follows:

1.
The first introductory paragraph in the Offer Letter is hereby amended by replacing the reference to “October 16, 2023” with the term “October 9, 2023”.

2.
Except as expressly amended herein, all terms and provisions of the Offer Letter shall remain in full force and effect.

3.
In the event of a conflict between the provisions of this Amendment and the provisions of the Offer Letter, the provisions of this Amendment shall control.

4.
This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

Warm Regards,

/s/ Emil D. Kakkis

Emil D. Kakkis, M.D., Ph.D.

Chief Executive Officer

I accept and agree the terms and conditions of this Amendment:

Signature: /s/ Howard Horn Dated: September 6, 2023